Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-3 of iShares® S&P GSCITM Commodity-Indexed Trust of our report dated March 11, 2016 relating to the financial statements, and the effectiveness of internal control over financial reporting of iShares® S&P GSCITM Commodity-Indexed Trust, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
San Francisco, CA

March 11, 2016